SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2008, Thornburg Mortgage, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the previously reported Override Agreement (the “Override Agreement”) dated March 17, 2008 by and among the Company and five of its remaining counterparties and their affiliates, including Greenwich Capital Markets, Inc., Royal Bank of Scotland PLC, Greenwich Capital Derivatives Inc., Bear Stearns Investment Products Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, and UBS Securities LLC, to its reverse repurchase, securities lending and auction swap agreements (the “Counterparties”) primarily to extend the deadline through March 31, 2008.

On March 31, 2008, the Company entered into separate purchase agreements with subscribers, pursuant to which the Company raised an aggregate of $1.35 billion from the sale of senior subordinated secured notes, warrants to purchase common stock and a contractual participation in certain mortgage-related assets. The Company issued the notes and warrants to the subscribers in a private placement pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The subscribers are all either “qualified institutional buyers” within the meaning of Rule 144A under the Act or “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Act. The Company also entered into a registration rights agreement with the subscribers with respect to the notes issued. In addition, the warrant agreement provides for registration rights. The Company received $1.15 billion of gross proceeds from the offering with the remaining $200 million placed in an escrow account to partially fund a tender offer for the Company’s preferred stock, as described below. The Company intends to use the proceeds to meet all currently outstanding margin calls from its reverse repurchase agreement and auction swap counterparties, to create a liquidity fund in order to provide a cushion to protect against further deterioration of mortgage securities prices, to pay off deficiency claims and for general working capital enabling it to refocus on its loan origination and securitization activities.

The senior subordinated secured notes have an initial annual interest rate of 18%, which will be lowered to 12% upon shareholder approval of an increase in the number of authorized shares of common stock that we may issue to 4 billion shares and the successful completion of a tender offer for our preferred stock, as described below. These notes are scheduled to mature on March 31, 2015. Each purchaser of these notes also received initial detachable warrants to purchase shares of common stock, which are exercisable at a price of $0.01 per share. These warrants, in the aggregate, will be equal to approximately 39.6% of the currently outstanding fully diluted shares of the company upon issuance. Purchasers have agreed to exercise the warrants promptly after April 11, 2008, if not otherwise prohibited from doing so. The Company sold $1.15 billion aggregate principal amount of the notes and the detachable warrants for an aggregate purchase price of $1.05 billion. On March 31, 2008, the Company entered into an Indenture (the “Senior Subordinated Indenture”) with Wilmington Trust Company and the note guarantors (described below) with respect to the senior subordinated secured notes.

The Company intends to conduct a tender offer for all of its outstanding preferred stock at a price of $5 per $25 of liquidation value, plus, upon shareholder approval of additional authorized shares, warrants to purchase an aggregate of 5% of our common stock outstanding on a fully diluted basis or, if shareholder approval is not obtained, alternative consideration. The cash portion of the tender offer will be financed by the escrowed funds, and the investors who deposited money into escrow will receive an equal aggregate amount of our senior subordinated secured notes, together with a portion of the 197,929,427 warrants referred to above. If the shareholder approval and successful completion of the tender offer does not occur by June 30, 2008, then the escrow will terminate. To the extent that some or all of the $200 million in escrow is not used to purchase the preferred shares that are tendered, unused escrowed funds, plus any interest on the escrowed funds, will be returned to the investors and remaining escrowed warrants will be distributed pro rata to all the investors. In addition, the Company and the investors in the new notes have entered into a 7-year Principal Participation Agreement whereby the investors have paid the Company $100 million and, in return, the investors will receive monthly payments in the amount of the principal payments received on the Company’s portfolio of mortgage securities after deducting principal payments due under the financing agreements that relate to such assets. Investors will be entitled to receive these payments beginning March 16, 2009, after the expiration of the Override Agreement, through March 31, 2015, the maturity date of the Principal Participation Agreement. At the maturity date of the Principal Participation Agreement, the investors will receive the fair market value of the collateral after deducting the then outstanding balances of the financings that relate to such collateral.

The Principal Participation Agreement may be terminated before the 7th year anniversary, at our option, upon the occurrence of shareholder approval to increase the number of authorized shares of common stock, the purchase by the Company of at least 90% of the outstanding preferred stock and at least 66-2/3% of each series of preferred stock in the tender offer described above and the issuance of the additional warrants that would then be due to participants described below.

Upon approval of the Company’s shareholders of an increase in the number of authorized shares of capital stock, the purchase by the Company of at least 90% of the outstanding preferred stock and at least 66-2/3% of each series of preferred stock in the tender offer described above and termination of the Principal Participation Agreement described above, those investors who are participants in the Principal Participation Agreement and those who have subscribed to the escrow fund will then receive additional warrants such that the additional warrants, together with the initial detachable warrants will be exercisable for shares of common stock that constitute 87.8% of fully diluted equity of the Company after giving effect to the issuance of warrants to purchase 5% of the Common Stock on a fully diluted basis in the tender offer and all anti-dilution adjustments under all existing instruments and agreements. If warrants are not issued in the tender offer, the initial and additional warrants would constitute 90% rather than 87.8% of the fully diluted shares outstanding. Upon the occurrence of these events, the investors will receive up to an additional $200 million aggregate principal amount of senior subordinated secured notes and related detachable warrants to the extent that the escrowed funds are used to fund the tender offer and the annual interest payable on the notes will decrease to 12%.

The Company is required to seek shareholder approval to amend the company’s charter to increase the number of shares of capital stock to 4 billion shares. The Company expects to hold its annual shareholder meeting as promptly as practicable, but no later than June 15, 2008 (unless a later date is approved by the holders of a majority of the participation percentage under the Principal Participation Agreement), at which time shareholders will vote on this matter and other amendments to our Articles of Incorporation.

In connection with the Override Agreement, the Company will also issue to its reverse repurchase agreement counterparties initial warrants to purchase approximately 47 million shares of our common stock at an exercise price of $0.01 per share, exercisable for a period of five years.

Upon completion of all of the transactions referenced above, existing common shareholders of the Company will hold approximately 5.5% of common stock on a fully diluted basis. The Company has further agreed that certain investors will have the right to designate up to five members of the Company’s ten-member board. Five of the Company’s current directors, yet to be determined, will resign to make positions available directors designated by such investors.

As part of the Notes Offering described above, the Company entered into a Second Supplemental Indenture to the Indenture dated as of May 15, 2003 with Deutsche Bank Trust Company Americas and a Security Agreement with Deutsche Bank Trust Company Americas as note lien collateral agent. The Second Supplemental Indenture amended the Indenture to provide that the notes issued under the Indenture were secured as provided under the Security Agreement. The lien provided under the Security Agreement is senior to the lien provided under the Senior Subordinated Indenture dated March 31, 2008 between the Company and Wilmington Trust Company as trustee. In addition, four subsidiaries of the Company, Thornburg Mortgage Home Loans, Inc., Thornburg Mortgage Hedging Strategies, Inc., Adfitech, Inc, and Thornburg Acquisition Subsidiary Inc., were added as guarantors of the obligations under the Indenture. The guarantee of these subsidiaries is senior in priority to the guarantee provided by these subsidiaries under the Senior Subordinated Indenture.

Item 1.02. Termination of a Material Definitive Agreement.

On March 31, 2008, the Company also entered into a Termination and Release Agreement Amendment with respect to the Prepaid Cash-Settled Agreement dated as of March 24, 2008 previously described in a Form 8-K filed on March 25, 2008.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company issued the warrants in a private placement pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Act. The notes and warrants issued to the subscribers include legends restricting transfer other than pursuant to an effective registration statement under the Act or in accordance with an exemption from registration.

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.1 is information provided to investors in connection with the private placement offering described in Item 1.01 of this Current Report. The information, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed or furnished pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document.

Item 8.01. Other Events

On March 31, 2008, Thornburg Mortgage Advisory Corporation, a Delaware corporation (the “Manager”) that manages the operations of Thornburg Mortgage, Inc. (the “Company”), signed a participation agreement with MP TMAC LLC, an affiliate of MatlinPatterson Global Opportunities Partners III L.P., a Delaware limited partnership, MatlinPatterson Global Opportunities Partners (Cayman) III L.P., a Cayman limited partnership and other affiliated entities (collectively, the “Participant”) , whereby the Participant acquired a 75% participation (the “Participation”) in certain fees and other compensation paid to the Manager by the Company under the Management Agreement and in consideration for the Participation, the Participant granted the Manager an option (the “Option”) to acquire an aggregate of 2.5264% of the fully-diluted authorized and issued shares of common stock of the Company (“Common Stock”) (not to exceed 78,113,785 shares of Common Stock) for an exercise price of $0.01 per share. The Option will be exercisable upon and from time to time after the completion of the tender offer and Company obtaining shareholder approval, each as described above. The Manager will transfer the Option to those parties (other than the Company) to the Override Agreement. Those parties will hold approximately 4.04% of the Company’s common stock outstanding on a fully diluted basis. The Participant will offer each subscriber (other than any affiliate of the Participant) to that certain Purchase Agreement, dated as of March 31, 2008, by and among the Participant, the Company and the other parties named therein (the “Purchase Agreement”) the opportunity to participate on the same terms and conditions as the Participant in the Participation on a pro rata basis based on the amount of such subscriber’s total amount of investment under the Purchase Agreement over $1.35 billion.

Until the Participation has been terminated, the Participant (or any participating Subscriber) that together with its affiliates holds 30% of the Participation (a “Major Participant”) may request the board of directors of the Manager to take any action or refrain from taking any action with respect to any matter pertaining to the Manager, on the one hand, and either the Company or a current or prospective employee, consultant or advisor of the Manager, on the other hand. If the board of directors of the Manager (or, as the case may be, any principal stockholder in Manager) shall unreasonably fail to implement a Major Participant’s request in a timely manner, then such Major Participant may elect in writing, from time to time, to designate one or more directors of the Manager. The effect of this arrangement will be to grant the Participant and potentially other Subscribers a degree of influence over the Manager, and indirectly the Company, that they would not otherwise have as a result of their investment under the Purchase Agreement.

A copy of the letter to be mailed to the Company’s shareholders in connection with the Company’s reliance on the financial distress exemption to the shareholder approval requirement under New York Stock Exchange Rule 312.05 is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Name of Exhibit
99.1	Information provided to Investors in the Private Placement

99.2	Letter to Shareholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: April 1, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer
and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
99.1	Information provided to Investors in the Private Placement

99.2	Letter to Shareholders